EXHIBIT A

LIST OF EXECUTIVE OFFICERS AND DIRECTORS
OF Caisse de dépôt et placement du Québec

DIRECTORS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
Guy Morneau	Régie des rentes du Québec 2600, boul. Laurier, bureau 546 Québec (Québec) G1V 4T3	Chairman of the Board and President
Jean-Claude Bachand	Fraser Milner Casgrain 1, Place Ville-Marie Bureau 3900 Montréal (Québec) H3B 4M7	Lawyer
Bernard Bonin	745, Hot Springs Way Ottawa (Ontario) K1V 1W8
Claudette Carbonneau	Confédération des syndicats nationaux 1601, Delorimier Montréal (Québec) H2K 4M5	President
Steven Cummings	Placements Waxwell Cummings & Fils Ltée 4115, Sherbrooke West, Suite 600 Westmount (Québec) H3Z 1B1	President
Alban D'Amours	Mouvement des caisses Desjardins 100, avenue des Commandeurs Lévis (Québec) G6V 7N5	President
Sylvie Dillard	Fonds québécois de la recherche sur la nature et les technologies 140, Grande-Allée Est, Bureau 450 Québec (Québec) G1R 5M8	Member and President of the board and Chief Executive Officer
Yves Filion	Hydro-Québec Distribution 75, boul. René-Lévesque Ouest Montréal (Québec) H2Z 1A4	President
Gilles Godbout	Ministère des Finances 12, rue St-Louis Québec (Québec) G1R 5L3	Deputy Minister, Finance, Economy and Research
Henri Massé	Fédération des travailleurs et travailleuses du Québec 545, boul. Crémazie Est Montréal, (Québec) H2M 2V1	President
Nicole Trudeau	Commission municipale du Québec 500, René-Lévesque Blvd. West Suite 24.200 Montréal (Québec) H2Z 1W7	Vice-President
Duc Vu	Commission administrative des régimes de retraite et d'assurances 475, St-Amable Québec (Québec) G1R 5X3	President
John T. Wall	6601, Radnor Road Bethesda, Maryland 20817 USA

OFFICERS	BUSINESS ADDRESS	PRINCIPAL OCCUPATION
Henri-Paul Rousseau	Caisse de dépôt et placement du Québec 1000, place Jean-Paul-Riopelle Montréal (Québec) H2Z 2B3	Chairman and Chief Executive Officer
François Grenier	Same	Executive Vice-President, Equity Markets
Denis Senécal	Same	Executive Vice-President, Fixed Income
Christian Pestre	Same	Executive Vice-President, Absolute output
Normand Provost	Same	Executive Vice-President, Private Equity and President, Capital d'Amérique CDPQ inc.
Fernand Perreault	Same	President, CDP Capital - Real Estate Group and Executive Vice-President, CDP Capital
Richard Guay	Same	Executive Vice-President, Risk Management and Depositors' Accounts Management, CDP Capital
Ghislain Parent	Same	Executive Vice-President, Finance, Treasury and Strategic Initiatives
Robert Desnoyers	Same	Executive Vice-President, Human Resources and Organisational Development
VP Pham	Same	Executive Vice-President, Information Technology and Investments Administration
Ginette Depelteau	Same	Vice-President and Corporate Secretary